Exhibit 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Announces March 31, 2007 Assets Under Management
First Quarter 2007 Earnings Conference Call to be Held at 5:00 P.M. (EDT) on April 25, 2007

New York, NY, April 11, 2007 - AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that, during the month of March, preliminary assets under management increased by approximately $16 billion, or 2.2%, to $742 billion at March 31, 2007, due primarily to positive equity investment returns and continued net inflows in all distribution channels.

	ALLIANCEBERNSTEIN L.P.
	(THE OPERATING PARTNERSHIP)
	ASSETS UNDER MANAGEMENT
	($ billions)
	At March 31, 2007				At Feb 28,
	(preliminary)				2007

	Institutional Investments	Retail	Private Client	Total	Total

Equity
Growth	$105	$47	$24	$176	$173
Value	222	81	49	352	341
Total Equity	327	128	73	528	514

Fixed Income	116	40	27	183	182

Index/Structured	26	5	-	31	30
Total	$469	$173	$100	$742	$726

At February 28, 2007

Total	$459	$170	$97	$726

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2007 RESULTS
APRIL 25, 2007 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review first quarter 2007 financial and operating results on Wednesday, April 25, 2007, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange. The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least fifteen minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 935-4839 in the U.S. or (212) 729-5023 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 8666417.

The presentation slides that will be reviewed during the conference call are expected to be available at the above web address shortly after the release of first quarter 2007 financial results on April 25, 2007.

An audio replay of the conference call will be made available for one week beginning at approximately 7:00 p.m. (EDT) on April 25, 2007. In the U.S., please call (877) 519-4471 or, outside the U.S., call (973) 341-3080, and provide the conference ID# 8666417. The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein
AllianceBernstein L.P. ("AllianceBernstein") is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At March 31, 2007, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.2% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 62.9% of the AllianceBernstein Units at March 31, 2007 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.3% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

www.alliancebernstein.com

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Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2006. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

www.alliancebernstein.com

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